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                                     SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

EXHIBIT 10.4

                              PRESIDIO OIL COMPANY
                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         THIS SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (the "Agreement") is made and entered into at Englewood, Colorado, on the 8th day of October, 1993, by and between PRESIDIO OIL COMPANY (the "Company"), and GEORGE P. GIARD, JR. (the "Executive").


                                   ARTICLE I

                                    PURPOSE

         The Company desires to recognize the Executive's contributions to the Company through his faithful and competent efforts by entering into this Agreement for supplemental retirement benefits. The Company highly values the services of the Executive as an important member of the management team and recognizes the Executive's services have been instrumental to the Company's growth. The Company desires to afford additional financial security to the Executive in recognition of the Executive's past efforts, and further desires to provide an incentive for the Executive to continue to contribute toward the Company's growth and profitability.


                                   ARTICLE II

                              RETIREMENT BENEFITS

         2.1 NORMAL OR EARLY RETIREMENT BENEFIT. Upon the Executive's Normal Retirement, the Company will pay benefits to the Executive in 120 monthly installments, commencing on the last day of the calendar month beginning after the date of his Normal Retirement. Upon the Executive's Early Retirement, the Company will pay benefits to the Executive in 120 monthly installments, commencing on the last day of the calendar month following the month in which the Executive attains age 65. The Normal Retirement or Early Retirement annual benefit is equal to the Executive's Retirement Percentage multiplied by his Final Average Earnings, adjusted pursuant to Sections 2.3 and
2.4 of this Agreement. A monthly installment equals 1/12 of the Normal Retirement or Early Retirement annual benefit as calculated above.

         2.2 VESTING. The Executive is 100% Vested under this Agreement after he has completed 5 Years of Service (including Service completed prior to the date of this Agreement) or upon Disability. The Company will not pay any benefits under this Agreement to the Executive unless he is Vested or is deemed to be Vested.





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                                     SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         2.3 OFFSET OF ESOP VALUE. The Company will reduce the benefits payable under this Agreement by the adjusted value resulting from any contributions made by the Company, including any dividends paid thereon, to the account of the Executive under the Company's employee stock ownership plan ("ESOP"). The offset is computed as follows:

                 (a) The value of the Executive's ESOP account attributable to contributions by the Company (including any dividends paid thereon) is determined as of the last day of the calendar month preceding the date the Executive's benefits are to commence under this Agreement;

                 (b) The value determined in paragraph (a) is increased by the compounded value of any prior distributions (attributable to contributions by the Company, including any dividends paid thereon) from the ESOP to the Executive (compounded from the actual date of each distribution to the date benefits are to commence, using the T-Bond Rate as of the last day of the calendar month preceding the date benefits are to commence); and

                 (c) The amount of the offset to be applied against each monthly payment otherwise payable under this Agreement is the monthly amount which would be payable if the ESOP were to purchase a ten-year annuity with the Executive's ESOP account (as adjusted under paragraphs (a) and (b) above). The Company will compute the monthly payments under the annuity using a discount rate equal to the T-Bond Rate in (b) above.

         2.4 OFFSET FOR BENEFITS PAYABLE UNDER QUALIFIED PLANS. The Company will reduce the benefits payable under this Agreement by any amounts that would be payable to the Executive or to his Beneficiary under any other qualified retirement plans the Company may adopt subsequent to the date of this Agreement. The Company will compute the offset in the same manner as the Company calculates the ESOP offset under Section 2.3.

         2.5 TERMINATION PRIOR TO RETIREMENT. Upon the Executive's Termination of employment with the Company (other than a Termination for Cause) prior to Normal Retirement or Early Retirement and when the Executive is Vested, he will receive benefits in accordance with Sections 2.1, 2.3 and 2.4 of this Agreement (using his Retirement Percentage and Final Average Earnings as of the date of Termination of employment), commencing on the last day of the calendar month following the month in which the Executive attains age 65.

         2.6 DISABILITY. Upon the Executive's total and permanent Disability while an active, full-time employee of the Company, the Executive will be entitled to receive retirement benefits beginning on the last day of the calendar month following the month in which the Executive becomes totally and permanently disabled or attains age 65, whichever is later. The Executive may apply to the Compensation Committee for payment





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                                     SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

of benefits prior to attaining age 65. The Compensation Committee may grant or deny such application in its sole discretion.

         Solely for purposes of determining benefits in the event of Disability, the Company will treat the Executive as if he were Vested on the date he becomes totally and permanently disabled, irrespective of his actual completed Years of Service. The Executive will not accrue Years of Service during any period of Disability. If the Executive recovers from a Disability, he will accrue additional Years of Service for purposes of determining Vesting and Retirement Percentage beginning on the date he returns to Employment.

         2.7 DEATH BENEFITS. The Company will not pay any death benefits under this Agreement if the Executive dies before he is Vested. If the Executive dies after he is Vested and prior to the payment of any benefits pursuant to this Agreement, the Company will pay benefits determined in the manner set forth in section 2.5 to the Executive's Beneficiary, except that benefits will commence on the last day of the month following the Executive's death rather than when he would have attained age 65. If the Executive dies while receiving benefit payments under this Agreement, the Company will continue paying such benefits to the Executive's Beneficiary for the remainder of the period during which the Executive would have received such benefits if he had remained alive.

         2.8 TERMINATION FOR CAUSE. Notwithstanding any other provision of this Agreement, if the Company terminates the Executive's employment for Cause, the Company will not pay any Retirement Benefit or other benefit under this Agreement to the Executive or to his Beneficiaries, irrespective of whether the Executive was eligible for Normal Retirement or Early Retirement.


                                  ARTICLE III

                                    PAYMENT

         3.1 WITHHOLDING; UNEMPLOYMENT TAXES. The Company will withhold from payments under this Agreement any taxes required by law to be withheld.

         3.2 DESIGNATION OF BENEFICIARY. The Executive may designate a Beneficiary to receive all or part of the amounts earned by the Executive under this Agreement in case of death. A designation of Beneficiary may be replaced by a new designation or may be revoked by the Executive at any time. A designation or revocation must be on a form provided for this purposes by the Company and must be signed by the Executive and delivered to the Company prior to the Executive's death. If the Executive is married, and chooses to designate a Beneficiary other than his spouse, a written spousal consent satisfactory to the Company is required.





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                                     SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         In case of the Executive's death, the benefits to be paid to the Executive under this Agreement will be paid in accordance with this Agreement to the designated Beneficiary.

         The amount payable to the Executive upon death and not subject to the designation of a Beneficiary will be paid to the Executive's estate. If there are any questions as to the legal right of any Beneficiary to receive payment under this Agreement, the Company may pay the amount in question to the Executive's estate and the Company will have no further liability to anyone with respect to this amount.

         3.3 NO OTHER BENEFITS. The Company will not pay any benefits under this Agreement to the Executive or to his Beneficiary, whether by reason of Termination of employment or otherwise, except as specifically provided under the terms of this Agreement.

                                   ARTICLE IV

                         CONDITIONS RELATED TO BENEFITS

         4.1 ADMINISTRATION OF AGREEMENT. The Compensation Committee will administer this Agreement and interpret, construe and apply its provisions in accordance with its terms. All decisions of the Compensation Committee with respect to this Agreement will be by vote or written consent of the majority of its members and will be final and binding unless the Board determines otherwise. The Executive may serve as a member of the Compensation Committee.

         4.2 UNSECURED STATUS OF CLAIMS. The Executive and his heirs will not have any legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company will be held under any trust for the benefit of the Executive or his heirs, or held in any way as collateral security for the fulfillment of the obligations of the Company under this Agreement. The Company's obligation under this Agreement will be merely that of an unfunded and unsecured promise of the Company to pay money in the future. The Executive does not have any ownership, security or other rights in any assets of the Company by virtue of entering into this Agreement.

         4.3 NO EMPLOYMENT RIGHTS. Nothing in this Agreement will be construed to create a contract of continuing employment between the Company and the Executive. The Company reserves the right to elect any person to its offices and to remove any employee in any manner and upon any basis permitted by law.

         4.4 COMPANY'S RIGHT TO TERMINATE OR AMEND. The Company reserves the sole right to terminate or to amend this Agreement at any time. However, no such termination or amendment of this Agreement may reduce the value of the benefits theretofore accrued by the Executive unless the Executive consents to such amendment in writing.





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                                     SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         4.5 OFFSET. If, at the time the Company is to make payments or installments of payments under this Agreement, the Executive or his Beneficiary or both are indebted to the Company, then the payments remaining to be made to the Executive or to his Beneficiary, or to both, at the discretion of the Board, may be reduced by the amount of such indebtedness; provided, however, that an election by the Board not to reduce any such payment or payments will not constitute a waiver of the Company's claim for such indebtedness.


                                   ARTICLE V

                                 MISCELLANEOUS

         5.1 NONASSIGNABILITY. Neither the Executive nor his Beneficiary, if any, may assign or transfer any rights under this Agreement.

         5.2 FACILITY OF PAYMENT. If the Company receives satisfactory evidence that (i) the Executive or his Beneficiary, as the case may be, is physically, mentally, or legally incompetent to receive a Benefit and to give a valid receipt therefore at the time the Benefit is payable to the Executive or his Beneficiary, (ii) an individual or institution is then maintaining or has custody of such person, and (iii) no guardian, committee or other representative of the estate of such person has been appointed, the Company may direct the Benefit to be paid to the individual or institution maintaining or having the custody of such person, and the receipt by such individual or institution will be deemed payment into such person's hands and will be a valid and complete discharge of the Company's obligation to pay the Benefit.

         5.3 GENDER AND NUMBER. Wherever appropriate in this Agreement, the masculine may mean the feminine and the singular may mean the plural and vice versa.

         5.4 VALIDITY. If any provision of this Agreement is held invalid, void or unenforceable, the validity of the remaining provisions of this Agreement will not be affected.

         5.5 APPLICABLE LAW. This Agreement will be governed and construed in accordance with the laws of the State of Delaware.

         5.6 HEADINGS FOR REFERENCE ONLY. Headings used in this Agreement are for reference only and are not to be used in construing the Agreement or any provision of the Agreement.





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                                     SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                                   ARTICLE VI

                                  DEFINITIONS

         "Agreement" means this Supplemental Executive Retirement Agreement between the Company and the Executive.

         "Beneficiary" means the person or persons designated as such in accordance with Section 3.2.

         "Board" means the Board of Directors of the Company.

         "Cause" means the Executive's (a) willful misconduct, dishonesty or reckless disregard of his duties as an officer or employee of the Company, (b) any act of fraud, embezzlement or dishonesty towards the Company, or (c) conviction or plea of guilty or no contest for any felony or misdemeanor involving moral turpitude (other than any offense relating to driving a motor vehicle which does not cause death or serious bodily injury).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Compensation Committee" means the Compensation Committee appointed by the Board, or if the Compensation Committee ceases to exist, "Compensation Committee" means the Board.

         "Constructive Termination" means (a) any material reduction of duties, salary or target bonus of the Executive, or (b) any mandatory change in location of the Executive's principal location or business.

         "Disability" means any termination of employment prior to Normal Retirement or Early Retirement that the Compensation Committee, in its complete and sole discretion, determines is by reason of the Executive's total and permanent disability. If the Executive makes application for disability benefits under any long term disability program of the Company or the Social Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, he will be presumed to qualify as totally and permanently disabled under this Agreement, subject to the Compensation Committee's determination that the disability is such that it may be regarded as total and permanent in nature. If the Executive fails to qualify for any such disability benefits, he will be presumed not to be totally and permanently disabled under this Agreement. However, if the Compensation Committee at any time has reason to question the existence or non-existence of a condition of total and permanent disability with respect to the Executive, or if the Executive fails to make application for any such disability benefits, the Compensation Committee may require that the Executive submit to an examination by a physician or medical clinic selected by





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                                     SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

the Compensation Committee. On the basis of such medical evidence, the Compensation Committee's determination of whether a condition of total and permanent disability exists will be conclusive.

         "Early Retirement" means a termination of employment by the Executive (other than by reason of death) prior to Normal Retirement on or after the date on which the Executive has both attained the age of 55 and completed five Years of Service.

         "Earnings" for any calendar year or other period of 12 consecutive months means the Executive's base salary and bonuses (but excluding other forms of compensation), paid to him by the Company during such period, before reduction pursuant to any plan or agreement whereby compensation is deferred including but not limited to a plan whereby compensation is deferred in accordance with Section 401(k) or reduced in accordance with Section 125 of the Code.

         "Employment" or "Service" refers to full-time or substantially full-time employment by the Company, or any parent holding company or subsidiary, including any approved leave of absence.

         "Executive" is George P. Giard, Jr., a senior officer of the Company.

         "Final Average Earnings" means the average of the Executive's actual annual Earnings for the 36 calendar months immediately preceding the Executive's Normal Retirement or Early Retirement, Disability or death.

         "Involuntary Termination" means a Termination of employment for any reason other than for Normal Retirement or Early Retirement, voluntary resignation, death or Disability.

         "Normal Retirement" means a termination of employment by the Executive other than by reason of death on or after the date on which the Executive attains age 65.

         "Retirement Percentage" is the sum of (i) 2% multiplied by the Executive's Years of Service through the Year of Service in which the Executive attains the age of 54 and (ii) 4.6% multiplied by the Executive's Years of Service commencing with the Year of Service in which the Executive attains the age of 55 and ending with the Year of Service in which the Executive attains the age of 64; provided, however, that the Retirement Percentage shall not exceed 60%.

         A "subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company has at least a 50% ownership interest.





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                                     SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         "T-Bond Rate" means the annual interest rate obtained at the most recent auction of 10-year United States Treasury Bonds preceding the date for which such rate is to be determined under this Agreement.

         "Termination of employment" means the ceasing of the Executive's employment for any reason whatsoever, whether voluntarily or involuntarily.

         "Vested" refers to the date when the Executive first qualifies for Normal Retirement Benefits under this Agreement.

         A "Year" is a period of twelve (12) consecutive calendar months.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement on the date first written above.

                                       PRESIDIO OIL COMPANY


                                       By: /s/ C. S. HARDESTY
                                           Christopher S. Hardesty
                                           Vice President



                                       EXECUTIVE


                                       By: /s/  GEORGE P. GIARD, JR.
                                           George P. Giard, Jr.





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